Exhibit 10.2.3


                   REGISTRATION RIGHTS AGREEMENT


           This Registration Rights Agreement (this "Agreement") is made and entered into as of November 4, 1994, by and between Colonial Properties Trust (the "Company") and Thomas H. Lowder,
James K. Lowder, and Robert E. Lowder (the "Sellers").

           WHEREAS, each of the Sellers is a party to a Registration Rights and Lock-Up Agreement made and entered into as of September 29, 1993, by and among the Company, the Sellers, and certain other parties who are signatories thereto (the "1993 Agreement").

           WHEREAS, this Agreement is made and entered into in connection with and on the date of the sale to Colonial Realty Limited Partnership (the "Operating Partnership") by the Sellers of their one-half interest in certain land located in Mobile, Alabama to be used in development of Phase II of the Operating Partnership's existing Inverness Apartments (the "Inverness Land").

           WHEREAS, in connection with the sale of their one-half interest in the Inverness Land to the Operating Partnership, the Operating Partnership is issuing to the Sellers on the date hereof Class B units of limited partnership interests in the Operating Partnership (such units, together with the Class A units into which they will convert in the future, the "New Units").

           WHEREAS, in order to induce the Sellers to sell to the Operating Partnership their one-half interest in the Inverness Land in exchange for the New Units, the Company desires to enter into this Agreement with the Sellers.

           NOW, THEREFORE, the parties hereto, in consideration of the foregoing, and the agreements, terms and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

           1. Definitions. All capitalized terms set forth herein shall have the meanings assigned to them in Section 1 of the 1993 Agreement, unless such terms are otherwise specifically defined herein.

           2.   Registration Rights.

                2(a) The parties hereto agree that the New Units shall be deemed to be "Units" for purposes of the 1993 Agreement, and that, as such, the New Units shall be deemed entitled to all the rights and benefits and to be subject to all of the terms and conditions of the 1993 Agreement, which are hereby incorporated by reference except as otherwise provided herein; provided, however, that Sections 2 and 7(d) of the 1993 Agreement shall not apply to the New Units or any Common Shares issued upon the redemption thereof, and all references to the Lock-Up or to the Lock-Up Period shall be inapplicable to the New Units and to any Common Shares issued upon the redemption thereof.

                2(b) The parties hereto agree that each of the Sellers shall be deemed to be an "Affiliated Holder" for purposes of the 1993 Agreement. For purposes of the first sentence of Section 3(a) of the 1993 Agreement, the rights of each Affiliated Holder shall begin on the first anniversary of the date hereof with respect to the New Units.

                3. Amendments and Waivers. Notwithstanding Section 7(a) of the 1993 Agreement, this Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof and of the 1993 Agreement may be given, upon the written consent of the Company and the holders of a majority in amount of the New Units (including any Common Shares issued upon the redemption thereof).

                4. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

           IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused this Agreement to be duly executed on its behalf, as of the date first written above.


                                    COLONIAL PROPERTIES TRUST




                                    By:___/s/ Douglas B. Nunnelley
                                          Douglas B. Nunnelley
                                          Senior Vice President
                                             and Chief Financial
Officer


                                    By:___/s/ Thomas H. Lowder
                                          Thomas H. Lowder


                                    By:___/s/ James K. Lowder
                                          James K. Lowder


                                    By:___/s/ Robert E. Lowder
                                          Robert E. Lowder